UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

Fanatic Fans Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-53548 (Commission File Number)	86-0970023 (IRS Employer I.D. No.)

2944 Delta Waters Road, Medford, Oregon 97504
Tel:  540-821-4556

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.03 Change in Fiscal Year

By resolution of the board of directors of the Registrant effective August 14, 2014, it was established that the fiscal year end of the Registrant would be changed from December 31st to June 30th.  The annual report on Form 10-K for the fiscal year ended December 31, 2013, was filed with the Securities and Exchange Commission on April 15, 2014.  The report covering the transition period from January 1, 2014 through June 30, 2014, will be Form 10-K which will be filed by the Registrant on or before September 28, 2014.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fanatic Fans, Inc.

Dated: August 14, 2014	By:	/s/ Joann Z. Cleckner
Joann Z. Cleckner, CFO